UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Arcturus Ventures, Inc.
                             ----------------------
              (Exact name of Small Business Issuer in its charter)

      Nevada                           6770                    22-3721801
      ------                          -----                    ----------
     (State or other          (Primary standard               (IRS Employer
     jurisdiction of          industrial classification        identification
     incorporation or              code number)                    number)
      organization)

         77 Memorial Highway Atlantic Highlands, NJ 07716 (732) 872-2727
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices


                77 Memorial Highway Atlantic Highlands, NJ 07716
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


Matthew Troster, 77 Memorial Highway Atlantic Highlands, NJ 07716 (732) 872-2727
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. []

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.[]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box [] and list the Securities Act registration statement number of the earlier registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                          Calculation of Registration Fee

Title of Each
Class of                             Amount            Price per         Maximum
Securities Being                     Being             Share/            Aggregate        Registration
Registered(1)                        Registered        Unit              Price            Fee(1)
------------------------------------------------------------------------------------------------------------
Units:                                  40,000            See following constituent securities:

Shares                                 400,000         $   .10           $   40,000       $       8.00
"A" Warrants                         1,000,000         $    -0-          $       -0-      $        -0-
"B" Warrants                         1,000,000         $    -0-          $       -0-      $        -0-

Shares to be issued
upon exercise
of "A" Warrants                      1,000,000         $   .25           $   250,000      $      50.00

Shares to be issued
upon exercise
of "B" Warrants                      1,000,000         $   .50           $   500,000      $     100.00
                                                                                          -----------
                                         Total Fee                                        $     158.00

(1) Each Unit consists of 10 shares of Common Stock, 25 "A" Warrants and 25"B" Warrants. This computation of fees was based upon Sections 6(b)(3), 6(b)(5) and Rule 457(g)(1) of the Securities Act of 1933 (the "Act").

Cross Reference Sheet Showing Location in Prospectus of Information Required by Items of Form SB-2

Form SB-2 Item Number of Caption                              Location or Heading in Prospectus
--------------------------------                              ---------------------------------
Forepart of Registration Statement and
Outside Front Cover of Prospectus                             Front Page of Prospectus

1.   Inside Front and Outside
     Back Cover Pages of Prospectus                           Inside Front Cover Page and
                                                              Outside Back Cover Page of
                                                              Prospectus

2.   Summary Information and Risk Factors                     Prospectus Summary; Summary
                                                              Financial Information; and Rule
                                                              419 and the Regulation of Blank
                                                              Check Companies

3.   Use of Proceeds                                          Use of Proceeds.

4.   Determination of Offering Price Underwriting             n/a

5.   Dilution                                                 Dilution

6.   Selling Security Holders                                 n/a

7.   Plan of Distribution                                     Plan of Distribution

8.   Legal Proceedings                                        Litigation and Legal Proceedings

9.   Directors, Executive Officers,
     Promoters and Control Persons                            Management

10.  Security Ownership of Certain Beneficial Owners          Management; Principal
                                                              Shareholders

12.  Description of Securities                                Description of our Capital
                                                              Structure



                                       3



  Form SB-2 Item Number of Caption                           Location or Heading in Prospectus
  --------------------------------                           ---------------------------------

13.  Interests of Named Experts and Counsel                  n/a

14.  Disclosure of Commission Position of
       Indemnification For Securities Act                    Indemnification


15.  Organization within Last Five Years                     The Company; Organization and
                                                             Certain Transactions

16.  Description of Business                                 The Company; Plan of Operation

17.  Management's Discussion and Analysis
       or Plan of Operation
                                                             Plan of Operation


18.  Description of Property                                 Property of the Company

19.  Certain Relationships and Related Transactions          Organization and Certain
                                                             Transactions

20.  Market for Equity and Related Stockholder Matters       Capitalization, Lack of Market for
                                                             our Common Stock

21.  Executive Compensation                                  Management

22.  Financial Statements                                    Financial Statements

23.  Changes in and Disagreements with Accountants           n/a

PROSPECTUS                                                  September 4, 2000

                             ARCTURUS VENTURES, INC.
                               77 Memorial Parkway
                      Atlantic Highlands, New Jersey 07716

We are a recently organized Nevada corporation formed for the purpose of acquiring or merging with an unspecified operating business. As such, we are a "blank check" company. We are offering to sell 40,000 Units of our securities at an offering price of $ 1.00 per Unit. We are giving you this Prospectus so that you can decide whether to invest. This Prospectus includes:

     o    a description of "blank check" companies and the regulation of them
     o    a description of your rights as an investor in a "blank check" company
     o    a description of the risks of an investment
     o    a description of our Company
     o    a description of our Management
     o    a description of our Capital Structure and the Units being offered
     o    a description of our business plan


Please read this Prospectus in its entirety, before making any decision to invest. Then, if you have questions or would like additional information, call our President, Matthew Troster, at (732) 872-2727.

This is an offering by our officers and directors, without an underwriter. It is a "best efforts", "mini-maxi" offering. Best efforts simply means that we will try to sell as many Units as possible, but we have received no commitments to buy any Units. "Mini-maxi" means that we must sell a minimum of 24,000 Units in order to close this offering, but we can sell up to a total of 40,000 Units. Unless all of the Units are sold earlier or we decide to terminate this offering sooner, this offering will end on January 31, 2001. However, at our discretion, we may extend the offering for an additional ninety (90) days, to April 30, 2001. We have arbitrarily set the offering price. It does not bear any necessary relationship to our assets, book value, net worth, earnings, results of operations or other established investment or valuation criteria. An investment involves substantial risk (see "Risk Factors" on page 7) and immediate, substantial dilution (see "Dilution" on page 12).

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              RULE 419 AND THE REGULATION OF BLANK CHECK COMPANIES

The Securities and Exchange Commission ("SEC") has adopted Rule 419 to provide investors in "blank check" companies with certain protections. A "blank check" company is one:

     o    which is in the development stage;

     o    which has an undesignated business;
     o which has as its business plan the intent to merge or acquire an unidentified company; and
     o    which is issuing "penny stock".

We are a "blank check" company and this offering is regulated by Rule 419. The requirements of Rule 419 can be divided into three parts:

     1.   The initial offering;
     2.   The value of the company being acquired; and
     3.   Consummation of the merger or acquisition.


The Initial Offering - The requirements of Rule 419 during the initial offering are as follows:

     1.   We must establish an escrow account which meets certain requirements;
     2. We must deposit the net proceeds of the offering into the escrow account;
     3. All dividends or interest on the escrowed net proceeds must be added to the escrow account;
     4. The investors in the initial offering must deposit the purchased securities in the escrow account and may not transfer or dispose of such escrowed securities other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

The Value of the Company Being Acquired - The requirement of Rule 419 regarding the value of the company being acquired is that the value of the business or assets being acquired be equal to or greater than 80% of the maximum proceeds of the offering. For purposes of this valuation, in the context of this offering, the term "maximum proceeds" includes not only the proceeds from the initial offering but also the potential proceeds from the exercise of all issued "A" and "B" Warrants.

Consummation of the Merger or Acquisition - The requirements of Rule 419 applicable to the consummation of the merger or acquisition are as follows:

     1. When a significant merger or acquisition appears probable, we must file with the SEC an amendment to this Prospectus and Registration Statement, providing the material details about the company being acquired, including its financial statements, and the material details of the merger or acquisition:
     2. Within five (5) business days after the SEC declares the amendment effective, we must mail each investor a copy of the amended Prospectus;
     3. Each investor will have a period of no less than 20 business days and no more than 45 business days to notify us, in writing, whether he elects to remain an investor - this is known as the "reconfirmation vote";
     4. If a sufficient number of investors elect to remain as shareholders, and approves the merger or acquisition, the merger or acquisition transaction will be closed; and
     5. The Escrow Agent releases the funds applicable to the approving investors to us and releases the escrowed securities to those investors, while returning the funds applicable to the disapproving investors to them and returning their escrowed securities to us. If you fail to reconfirm your investment, and do not respond to the reconfirmation vote, you will be treated as having elected not to reconfirm and you will receive back your funds, with interest.

It is important to note that, if you invest, your invested funds and the securities you purchase will both be held in the escrow account until the reconfirmation vote and you will not have access to either. Furthermore, you may not transfer or dispose of your escrowed securities until they are released from the escrow which will not be until after the reconfirmation vote. Rule 419 permits an 18-month period for us to find an acceptable merger or acquisition candidate. This means that your funds and your securities could be held as long as 18 months. Accordingly, you should not invest unless you have no need for access to the funds invested for such a period.

To comply with Rule 419's requirements applicable to the initial offering, we have established an escrow agreement with Summit Bank, 950 Highway 36, Leonardo, New Jersey 07737. The escrowed funds will be placed into an insured interest-bearing account. The interest earned on the account will be added to the escrowed funds. In the event that you reconfirm your investment, we will receive both the initial funds which you invested and the interest earned on those funds. In the event that you choose not to reconfirm your investment, you will receive back both your original funds invested and the interest earned on those funds.

You should note that there is no underwriter and no underwriting commissions or expenses will be paid from the funds which you invest. Also, although under Rule 419 we are permitted to receive up to 10% of the proceeds, we are waiving that 10% withdrawal. Accordingly all of the funds which you invest will be placed into the escrow account. Accordingly, in the event that you choose not to reconfirm your investment, you will receive back your full original investment as well as the interest earned on those funds.

To comply with Rule 419's requirements applicable to the valuation of any company merged or acquired, that company will have to have a value equal to at least 80% of the total of the proceeds of the initial offering (at least $24,000 and up to $40,000) plus the potential proceeds from the exercise of the Common Stock Purchase Warrants. The potential proceeds from all of the "A" Common Stock Purchase Warrants are $250,000 and the potential proceeds from all of the "B" Common Stock Purchase Warrants are $500,000, or a total of $750,000. Thus, if the maximum proceeds of $40,000 are raised, the value of the acquired company will have to be at least $632,000, which is 80% of $790,000.

To comply with Rule 419's requirements applicable to the merger or acquisition, we will file the required amendment, distribute it to the investors within five
(5) business days following its effectiveness, and secure the written "reconfirmation vote" within the allowable time limits. If we do not accomplish this within the allowed 18 months, the escrow account will be closed and all funds, with the interest thereon, will be returned to the investors.

                               PROSPECTUS SUMMARY

The following is a summary of selected information contained in this Prospectus simply in order to give you an overview of our offering. We urge you to read this Prospectus completely; this summary is qualified in its entirety by the more detailed information appearing elsewhere in the Prospectus and in the Registration Statement.

The Company                             Arcturus Ventures, Inc. is a Nevada
                                        corporation organized on March 6,
                                        2000 having its principal office at
                                        77 Memorial Highway, Atlantic
                                        Highlands, New Jersey 07716.

Business of  the   Company              We were organized to acquire or
                                        merge with an unspecified operating
                                        company; we have no business
                                        operations of our own. As such, we
                                        are a "blank check" company.

Regulation of "Blank
Check" Companies                        We are subject to the Securities
                                        and Exchange Commission's Rule 419,
                                        which regulates "blank check"
                                        companies. Rule 419 requires the
                                        escrow of (a) all securities sold
                                        and (b) at least 90% of the
                                        proceeds raised; it requires that
                                        the value of any business acquired
                                        be equal to or exceed 80% of the
                                        proceeds raised, including any
                                        proceeds which may be raised from
                                        the future exercise of warrants; it
                                        requires the filing of a
                                        post-effective amendment to the
                                        Registration Statement describing
                                        the proposed acquisition and
                                        distribution of the prospectus as
                                        so amended to all investors, who
                                        then vote whether to re- confirm
                                        their investments; and it prohibits
                                        the sale or disposition of
                                        securities while held in the
                                        escrow.





Capital Structure                       We are authorized to issue
                                        10,000,000 shares of Preferred
                                        Stock, having a par value of $.001
                                        per share; 40,000 Units, each
                                        consisting of 10 shares of Common
                                        Stock, 25 "A" Common Stock purchase
                                        Warrants exercisable at $.25 per
                                        share, and 25 "B" Common Stock
                                        Purchase Warrants exercisable at
                                        $.50 per share; 100,000,000 shares
                                        of Common Stock having a par value
                                        of $.001 per share; and the Common
                                        Stock Purchase Warrants included in
                                        the Units.


The Offering

         Securities Offered             We are offering 40,000 Units of our
                                        securities, each Unit consisting of
                                        10 shares of Common Stock, 25 "A"
                                        Common Stock Purchase Warrants
                                        exercisable at $.25 per share, and
                                        25 "B" Common Stock Purchase
                                        Warrants exercisable at $.50 per
                                        share.




         Offering Price                 The offering price for each Unit is
                                        $1.00.

         Offering Period                Unless all of the Units are sold
                                        earlier or we decide to terminate
                                        this offering sooner, this offering
                                        will end on January 31, 2001.
                                        However, at our discretion, we may
                                        extend the offering for an
                                        additional ninety (90) days, to
                                        April 30, 2001.


         Determination of
          Offering Price
                                        We arbitrarily determined the
                                        offering price and it bears no
                                        relationship to our book value, our
                                        assets or any other customary
                                        criterion of value.








         Investor Suitability           A purchase of our Units
                                        involves very high risk and should
                                        not be purchased by investors who
                                        cannot afford the loss of their
                                        entire investment.






         Risk Factors                   The securities being
                                        offered are speculative and involve
                                        very high risks, including those
                                        listed in "Risk Factors"





         Dilution An investment is subject to immediate substantial dilution of $ .0520 per share of Common Stock, or a total of $ .52 per Unit (ten shares).





         Plan of Offering               This is a "best efforts" offering
                                        being made by our officers and
                                        directors to residents of the
                                        States of New Jersey, New York and
                                        Florida. This is also a "mini-maxi"
                                        offering; we must sell a minimum of
                                        24,000 Units in order to close the
                                        offering and we can sell up to
                                        40,000 Units.



         Rule 419 Escrow                All of the securities sold in this
                                        offering and all of the proceeds of
                                        this offering will be held in
                                        escrow until completion of the
                                        reconfirmation vote on a proposed
                                        merger or acquisition with a target
                                        company. Following the vote, the
                                        proceeds will either be released to
                                        us or returned to the subscribers.



         Escrow Agent                   The Escrow Agent is Summit Bank,
                                        950 Highway 36, Leonardo, New
                                        Jersey 07737.

         Warrant Exercise Procedure     The Common Stock Purchase Warrants
                                        may be exercised by surrendering
                                        the Warrant Certificate with the
                                        form of election to purchase
                                        completed and executed, together
                                        with payment of the exercise price,
                                        to the Warrant Agent.

         Warrant Agent                  The Warrant Agent is Olde Monmouth
                                        Stock Transfer Co., Inc., 77
                                        Memorial Highway, Atlantic
                                        Highlands, New Jersey 07716.

         Common Stock Outstanding
           Prior to the Offering        538,000 shares are currently issued
                                        and outstanding.

         Common Stock to be
          Outstanding After
          the Offering                  If the minimum of 24,000 Units are
                                        sold, there will be 778,000 shares
                                        issued and outstanding; if the
                                        maximum of 40,000 Units are sold,
                                        there will be 938,000 shares issued
                                        and outstanding.

Gross and Net Proceeds                  If the minimum of 24,000 Units are
                                        sold, the gross proceeds will be
                                        $24,000; if the maximum of 40,000
                                        Units are sold, the gross proceeds
                                        will be $40,000. Although we are
                                        permitted by Rule 419 to retain 10%
                                        of the gross proceeds, we are
                                        waiving that power and therefore
                                        the net proceeds will be equal to
                                        the gross proceeds.



Use of Proceeds                         All proceeds from this offering
                                        will be held in escrow, pending the
                                        reconfirmation vote. If investors
                                        reconfirm their investments, the
                                        proceeds will be released to us and
                                        used to meet any accrued
                                        liabilities and for working
                                        capital.


Stock Transfer Agent                    We have appointed Olde Monmouth
                                        Stock Transfer Co., Inc., 77
                                        Memorial Highway, Atlantic
                                        Highlands, New Jersey 07716, as our
                                        Transfer Agent.

                          SUMMARY FINANCIAL INFORMATION

Following is a summary of our financial information which is qualified in its entirety by our audited financial statements.

                                             From March 6, 2000 (inception)
                                             to August 31, 2000
                                             ------------------

Statement of Income Data:

         Net Sales                           $ 0

         Net Loss                            $ 0

         Net Loss Per Share                  $ 0

         Shares Outstanding at 8/31/00       538,000

                                      Pro-Forma
                                      As of                        After
                                      August 31, 2000              Offering(1)
                                      ---------------              --------

Balance Sheet Data:

         Working Capital              $  5,000                     $45,000

         Total Assets                 $10,000                      $50,000

         Long Term Debt               $   0                        $    0

         Total Liabilities            $   0                        $   0

         Shareholders' Equity         $10,000                      $50,000

(1) Assumes the sale of all 40,000 Units being offered, with all of the proceeds being escrowed.


                                  RISK FACTORS

A purchase of our Units is a highly speculative investment which involves substantial risk and immediate substantial dilution. You should not purchase our Units unless you can afford to lose your entire investment or if you may need access to your funds within 18 months following your investment. We have noted risk factors throughout this Prospectus, and we urge you to read this Prospectus completely. The primary risks to which your investment is subject, and which you should carefully consider before investing, include the following, relating to the escrow account, an investment in our securities, our business plan, and the possible merger or acquisition of a target company:

Risks relating to the escrow account

1. Your funds will bear a low rate of interest - The escrow account will be an insured bank savings account and as such it will earn a low rate of interest. It is likely that if you disapprove any proposed merger or acquisition, or if we fail to consummate a merger or acquisition within the allowed 18 months, and you receive back your investment with the interest earned, you will receive a lesser return than might have been earned on an alternative investment.

2. You will not have access to your funds or the securities purchased until after the reconfirmation vote - Both the proceeds of this offering and the securities purchased will be placed in the escrow account where they are required to remain until following the reconfirmation vote. You cannot withdraw either your invested funds or the securities purchased until that event. We are permitted 18 months to conclude a merger or acquisition. If we are unable to do so within that time period, you will receive back your funds. However, it is possible that you may not have access to your funds for 18 months.

3. You may not sell the securities which you purchase while they are in the escrow account - It is a violation of law to sell or transfer or dispose of the securities in the escrow account, except in the event of death or a domestic relations court order. Thus, you cannot secure indirect access to your funds in the escrow account by selling the investment to another person.

Risks relating to an investment in our securities

1. The offering price for our Units has been arbitrarily determined - The offering price of $1.00 per Unit (or $ .10 per share of Common Stock) has been arbitrarily determined by us and you should not rely upon it as any indication of the value of our securities. It does not bear any relationship to any customary criterion of value or other established method of pricing securities.

2. There is no trading market in our securities - No trading of our securities is permitted while they are being held in the escrow account. The securities will only be released if and when we consummate a merger or acquisition. After such a merger or acquisition with a target company it will be the responsibility of the new management to seek to establish a trading market. Any trading market which may be developed is apt to have a small volume and experience wide fluctuations in price, not affording any great degree of liquidity.

3. Any future market for our securities may be limited by state laws - Our securities will initially be sold only to residents of Florida, New Jersey and New York and may be resold only in those states until a resale exemption is available in other states. This caution applies not only to the original shares purchased, but also to any shares obtained upon exercise of the Common Stock Purchase Warrants.

4. The liquidity offered by any future market for our securities may be limited by the "penny stock rules" - The "penny stock rules" adopted by the Securities and Exchange Commission regulate broker-dealer practices in connection with transactions in "penny stocks". Penny Stocks generally are equity securities with a price of less than $5.00; our Common Stock will be subject to the rules. The disclosure requirements imposed upon broker-dealers may have the effect of reducing the level of trading activity in the secondary market for our Common Stock. Therefore, if you invest in our Units, you may have difficulty in selling your investment.

5. An investment in our Units will suffer immediate and substantial dilution - An investment of $1.00 in a Unit of our securities, which is equivalent to $ .10 per share, will suffer dilution to a book value of only $ .048 immediately upon purchase. This $ .052 dilution is due to the fact that existing shareholders paid $ .02 per share for their Common Stock and they will receive an increase in the book value of their shares as a result of the investments made in this offering. In addition, future dilution may occur from the issuance of Preferred Stock or additional Common Stock, including the issuance of securities in any merger or acquisition. Any target company which we are likely to acquire is probably in need of additional capital and therefore there is a high likelihood of the issuance of additional securities, at prices which may be more favorable than those available in this offering.

6. This is a "best efforts" offering and we have no firm commitments to purchase Units - We are making this offering on a best efforts basis. No commitment exists by anyone to purchase all or any part of the Units being offered. While we must sell a minimum of 24,000 Units in order to close this offering, we are not certain that we will sell any specific number of Units beyond that minimum. In the event that we sell only a limited number of Units, we will have limited proceeds which could affect our desirability to companies which might merge with us or be acquired by us and which could affect the size of the company which we can attract and acquire.

7. It is probable that we will not pay dividends - Until we consummate a merger or acquisition we will not have any business operations, will not generate any profits and will not pay any dividends. It is likely that the size of company which we can attract and acquire will require maximum working capital and will intend to retain all earnings, if any, to expand operations. The future payment of dividends will be in the discretion of the Board of Directors then in office.

8. The market price, if a market develops, may be affected by sales of our Common Stock under Rule 144 - All 538,000 shares of our Common Stock presently issued and outstanding are restricted as to sale and transfer. However, assuming the applicability of Rule 144 at the time, 38,000 of such shares will become eligible for resale on April 1, 2001. And the 500,000 share balance, being the shares issued to our founders and covered by a "Standstill Agreement", will become eligible for resale one year after the date on which an acquisition or merger is effected. (See "Principal Shareholders") You should assume that the availability of such shares in the market will have a depressive effect on the market price of our Common Stock in any market that may develop.

Risks relating to our Business Plan

1. We are a recently organized corporation with no operational history - We were just organized on March 6, 2000, have not engaged in any business operations, and our business plan is to acquire, by merger or acquisition, an operating business. We are uncertain that we will be able to make such an acquisition and even if we do make an acquisition it may be of another recently organized corporation which is not yet profitable and which may be financially unstable.

2. We do not have any proposed merger or acquisition with a target company - We have not had any discussions or negotiations with any potential target company and we are not certain that any company will desire to merge with us or be acquired by us.

3. We have not identified any industry, geographical area or other criteria for the selection of a business to be acquired - We have not developed any criteria regarding the industry, type of business, size of business, current profitability, level of capitalization, geographical location (domestic or international) governing the target business. Our Management has wide discretion in making a selection, especially since we are not certain whether we will prove attractive as a merger or acquisition vehicle for any operating business.

4. Our Management will be part time - Our officers and directors are engaged full time in other employment and therefore will devote only a minimal amount of time (not exceeding 10 hours per week) to our business. Management will only spend such time as it considers necessary to conduct the affairs of the Company, with substantially all of their time spent on seeking, analyzing, and negotiating with potential target companies.

5. Our Management does not have specific business acquisition experience - Although our Management has general business experience, it has limited experience, if any, in effecting an acquisition of, or a merger with, a target company and may not have had any experience in acquiring or operating the business which we might acquire. Management does not intend to employ consultants or other advisors.

6. We will be involved in intense competition in finding and negotiating with a target company - There are numerous "blank check" companies seeking target companies, many of which may have more capital or a more attractive capitalization structure. Such competitors will be more attractive to target companies seeking additional capital. Likewise, there are alternative vehicles available to target companies, such as "shell companies" or even operating companies seeking to diversify or change the nature of their business which may already be trading. Such competitors will be more attractive to target companies seeking a trading market.

Risks relating to a future merger or acquisition

1. We will only merge with, or acquire, a single company - Because of our limited size and capital it is only practical for us to merge with, or acquire, a single target company. This means that the value of any investment in us will be directly related to the value of the target company.

2. Investors will only review one merger or acquisition - Management will select a target company and negotiate a merger with it or an acquisition of it. Investors will not have any vote with respect to which company (assuming that there is more than one candidate) that Management selects. Our Management has wide discretion in making its selection. Whichever selection is made, will then be presented to the investors for the reconfirmation vote. If an investor votes against reconfirmation, he will receive a refund of his invested funds, with interest. There is no provision in Rule 419 for investors to reject a proposed merger or acquisition with a target company with Management then proposing a second, alternative target company.

3. Any target company will likely be small, subject to all the risks of such a company - The amended Prospectus which will be presented for the reconfirmation vote will contain a description of the proposed target company, including the risks of an investment in it. However, even before you invest, you should consider the types of risks apt to be involved. It is likely that any target company interested in merging with us or being acquired by us will be a small business. As such, its growth will depend upon adequate working capital and substantial financial support, which we will be unable to provide from the proceeds of this offering. It is also likely that any target company will have limited assets and may have a limited operating history and a lack of an earnings history. The target company may need substantial additional capital which will require the issuance of additional shares of our Common Stock, further diluting our existing shareholders, including the investors in this offering. The target company may be in an industry characterized by a high degree of risk. If you invest, you should be adequately familiar with start-up businesses and development stage businesses so that you will be able to evaluate any proposed acquisition described in the amended Prospectus presented for the reconfirmation vote.

4. We may not have the funds to complete an acquisition or merger - During the period prior to the reconfirmation vote, we anticipate incurring costs and expenses related to our status as a reporting company under the Securities Exchange Act of 1934, including not only the periodic reports which will be required, but the filing of the post-effective amendment describing the proposed acquisition or merger. We will likely incur expenses associated with identifying, evaluating and ultimately selecting a target company with which to merge or acquire, and such expenses can include travel, legal and accounting costs. Since we will not have access to the proceeds of this offering prior to the reconfirmation vote, we have entered into an agreement with Olde Monmouth Capital Corp. to borrow the required funds. However, the agreement provides for use to borrow only up to the amount of the proceeds, with the loan of any excess being in the sole discretion of Olde Monmouth Capital Corp. Should we require funds in excess of the escrowed proceeds, and should Olde Monmouth Capital Corp. elect not to loan the additional funds, we might have inadequate funds to complete an acquisition or merger. In such event, you would receive back your original investment, with interest, but would have lost the use of your funds for up to eighteen months with no potential for a profit from an advantageous acquisition or merger.

5. Our officers, directors and principal shareholders will have conflicts of interest - Our officers, directors and principal shareholders may engage in other business activities similar or dissimilar to those engaged in by us, including the formation of other blind pool companies. Specifically, all of our principal shareholders expect to also be principal shareholders and/or officers and directors of other companies which may file a registration statement with the Securities and Exchange Commission for the purpose of making an Offering of its securities pursuant to Rule 419. As such, we would be under common control with those companies. If and when the registration statements are declared effective, those companies will be competing directly with us for a potential acquisition or merger, thereby exacerbating the competitive environment in which we must operate. To the extent that such officers, directors and shareholders engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they may be associated or have an interest in, rather than diverting such opportunities to us. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions. (See "Conflicts of Interest" page xx )

6. We will not use consultants - We will not hire outside consultants to help us find and evaluate acquisition and merger candidates. Since our management has little experience in finding and evaluating acquisition and merger candidates, the necessary reliance on our management may increase our difficulties in finding an acquisition or merger candidate.

7. Upon any acquisition or merger we will likely have a change of control - In the event that we effect an acquisition of or a merger with a target company it will likely be by issuing shares of our Common Stock. It is most likely that in that event our present shareholders will no longer have control of the Company. Although we have no present plans, understandings or arrangements with respect to any merger or acquisition with a target company, the successful completion of such a transaction will likely result in a change in our control. This could result from the issuance of a large percentage of our authorized securities or the sale by the present shareholders of all or a portion of their stock or a combination thereof. Any change in control will likely also result in the resignation or removal of our present officers and directors. If there is a change in Management, there is no certainty as to the experience or qualifications of the persons who replace present management respecting either the operation of our activities or the operation of the business, assets or property being acquired.

8. Tax Considerations - As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of an acquisition of or a merger with a target company. We will evaluate the possible tax consequences of any prospective merger or acquisition with a target company and will endeavor to structure the merger or acquisition with a target company so as to achieve the most favorable tax treatment to us, the target company and the respective shareholders. We cannot be certain that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to our tax treatment of a consummated merger or acquisition with a target company. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a merger or acquisition with a target company, there may be adverse tax consequences to us, our shareholders, the target company and its shareholders.

9. Shareholders may experience future dilution - We may require additional funds in order to meet our expenses and in order to consummate an acquisition or merger. There is no limitation on our raising of additional funds, either through debt or equity, and in order to obtain such funds we may be required to offer terms which are dilutive to our existing shareholders. Furthermore, we may make an acquisition or merger with a target company which requires additional funding and in order to obtain such funds it may be required to offer terms which are dilutive to our existing shareholders.

10. An insufficient number of investors may vote to reconfirm - In order to close an acquisition or merger with a target company, we must secure the reconfirmation votes of shareholders representing at least 80% of the proceeds raised. If a sufficient number of investors do not reconfirm their investments, the acquisition or merger will not be closed and your investment will be returned to you with applicable interest. Alternatively, up to 80% of the Units being offered may be purchased by our officers, directors, current shareholders and any of their affiliates and associates. Units purchased by such insiders will be included in determining whether investors representing 80% of the proceeds have reconfirmed. Since it is likely that such insiders will reconfirm, it is possible that their vote could reduce or eliminate your effect on the outcome of the required reconfirmation vote.

                                    DILUTION

Dilution is the decrease in the book value of securities immediately following their purchase. While in most cases dilution can be due to a number of factors, in this offering it is due to the offering price to the public investors ($.10 per share) being greater than the existing net tangible book value per share. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

Because each Unit contains ten (10) shares of Common Stock, in this table we are calculating the dilution on a per share basis only for those ten shares, without reference to the Units as a whole or to the constituent warrants or their exercise.

Public Offering Price Per Share                                       $.10

Net Tangible Book Value Per Share,
  Before Offering                                                     $.0093

Pro-forma Net Tangible Book Value Per Share

 After Offering (assuming a total of 400,000 shares sold)             $.0480

Increase Per Share Attributable to
  Payment by Public Investors                                         $.0387

 Dilution Per Share to Public Investors                               $.0520

The $.052 dilution converts into $.52 as compared to the $1.00 per Unit price.

The following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present Common Stock shareholders, and the amount paid for shares by investors in this offering compared to the amount paid by present Common Stock shareholders. Again, this table is based only on the ten shares included in each Unit, without reference to the Units as a whole or to the constituent warrants or their exercise.

                                    Percentage    Aggregate        Percentage
                     Shares         of Total      Cash             of Total
                     Purchased      Shares        Consideration    Consideration
                     ---------      ------        -------------    -------------
Present
Shareholders         538,000        57.4%         $ 10,000           20%

New
Investors            400,000        42.6%         $ 40,000           80%
                     -------        -----         --------           ---

TOTAL                938,000        100%          $ 50,000          100%


                                   THE COMPANY

We are a Nevada corporation incorporated on March 6, 2000 for the purpose of acquiring or merging with an unspecified operating business. Our offices are located at 77 Memorial Highway, Atlantic Highlands, New Jersey, 07716, where our phone number is (732) 872-2727 and our facsimile number is (732)872-2728.

We are a "blank check company" as defined in Rule 419. Upon completion of this offering we intend to effect the acquisition of, or a merger with, a target company. We will not engage in any substantive commercial business immediately following this offering. We have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and we have not identified any specific business or company for investigation and evaluation. We intend to utilize primarily equity securities (Preferred Stock or Common Stock), debt and cash (to be derived from the proceeds of this offering) or a combination thereof to effect an acquisition or merger. We expect that we will have the ability to effect only a single merger or acquisition with a target company.

Since our organization, our activities have been limited to the sale of initial shares in connection with our organization, general corporate matters, and our preparation of a Registration Statement and Prospectus for our initial public offering. See "Plan of Operation." We do not intend to engage in the business of investing, reinvesting or trading in securities as our primary business or pursue any business which would render us an "investment company" pursuant to the Investment Company Act.

We are in the development stage and have no operating history. No representation is made, nor is any intended, that we will be able to carry on our activities profitably. Our viability is dependent upon sufficient funds being realized by us from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable us to attract a target company and to effectuate an acquisition or merger. Further, we are not certain that we will have the ability to acquire assets, businesses, or properties with any value to us.

In the event that Management determines that we are unable to conduct any business whatsoever, Management may, subject to the requirements of Rule 419 which provides that the deposited funds will be returned on a pro-rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus, in its sole discretion, seek shareholder approval to liquidate the Company.

                                 USE OF PROCEEDS

The gross proceeds of this offering will be $ 24,000 if the minimum number of Units are sold and $ 40,000 if the maximum number of Units are sold. Because we are waiving the 10% of the gross proceeds which we are permitted under Rule 419, the net proceeds will also be $ 24,000 and $40,000 respectively. The proceeds received in this offering will be promptly deposited into the escrow account which we have established with Summit Bank (see "Rule 419 and the Regulation of Bank Check Companies", page 2) The gross proceeds will be held in the escrow account until the investors' reconfirmation vote. See "Rule 419 and the Regulation of Blank Check Companies." Following the reconfirmation vote, the funds applicable to investors who do not reconfirm their investment will be returned to them with applicable interest. The balance of the funds, including the interest earned on them, will be released to us and used, first, to repay the loans, with the balance, if any, added to our working capital.

Since we will not have access to the proceeds pending the reconfirmation vote, we have made arrangements to borrow the necessary funds to meet our expenses. We have entered into an agreement with our founder, Olde Monmouth Capital Corp., Inc., to loan funds to us, as needed to meet the expenses. Under the terms of our agreement, Olde Monmouth Capital Corp., Inc. will loan us an amount equal to the net proceeds raised, at an interest rate equal to that earned on the escrowed funds. (Olde Monmouth Capital Corp., Inc. may loan us funds in excess of the proceeds escrowed, in its sole discretion.) The loan will be unsecured and subject to repayment upon release of the proceeds following the reconfirmation vote. To the extent that the loan is not repaid, Olde Monmouth Capital Corp. Inc. has the option to convert the un-repaid debt to Common Stock at a conversion price of ten cents ($ .10) per share.

During the period between the filing of the Registration Statement and the release of the proceeds of this offering from the escrow account following the reconfirmation vote, we anticipate having the expenses for the following items:

     1.   SEC and state filing fees
     2.   Costs of electronic filings with the SEC (EDGAR)
     3.   Printing costs for Prospectus
     4.   Costs of periodic filings (e.g., Form 10-QSB's and Form 10-KSB)
     5. Costs of preparing the post-effective amendment filing for a merger or acquisition
     6.   Printing costs for amended Prospectus
     7.   Costs of reconfirmation vote solicitation
     8.   Costs of seeking and analyzing merger and acquisition candidates

No portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates. It is anticipated that any expenses will be paid from the loans to be obtained from our founder, Olde Monmouth Capital

Corp. If such working capital is insufficient, we may seek to obtain additional financing through offerings of equity and/or debt securities or borrowings. We are not certain that such financing will be available or if available that it will be on terms acceptable to us. See "Risk Factors."


                                 CAPITALIZATION

The following table sets forth our capitalization as of the date of this Prospectus and as adjusted to reflect the sale of the minimum and maximum number of Units sold. (None of our Preferred Stock is issued and outstanding nor are there any current plans to designate and issue any Preferred Stock.) For further detail, see "Description of Securities" and "Selected Financial Information."

                                                                Minimum          Maximum
                           Authorized          Outstanding       As Adjusted(1)   As Adjusted(2)
                           ----------          -----------       ------------     -----------
Units                           40,000                0           24,000              40,000

Common Stock
 $.001 par value           100,000,000          538,000          778,000             938,000

"A" Warrants                 1,000,000                0        1,000,000           1,000,000

"B" Warrants                 1,000,000                0        1,000,000           1,000,000

(1) Assumes the sale of the minimum of the Units being offered.

(2) Assumes the sale of all of the Units being offered.


                           As of August 31, 2000              As Adjusted           As Adjusted
                                                              for Minimum           for Maximum
Shareholder's Equity
  Common Stock                         $   538                $   778                $   938

  Additional Paid - In Capital         $ 9,462                $43,222                $49,062

  Deficit Accumulated During
    the Development Stage              $     0                $     0                $     0

Total Shareholders' Equity             $10,000                $34,000                $50,000

                       LACK OF MARKET FOR OUR COMMON STOCK

There is no trading market for our Common Stock. Until we complete the acquisition or merger of a target company, the constituent securities of the Units being sold by this Prospectus will be held in escrow and there will be no trading market in either our Common Stock or the Common Stock Purchase Warrants. However, upon completion of a target company acquisition or merger we intend to seek an authorized NASD broker/dealer to act as the market maker for our Common Stock and to have it listed for trading on the National Association of Securities Dealers OTC Bulletin Board. We have no commitment for such a relationship and we are not certain that we will find such a market maker or obtain such a listing. Furthermore, even if we secure trading in our Common Stock we cannot assure you that any trading market developed will be sustained. You should expect any trading to be sporadic, in small volumes, and at fluctuating prices.


                                PLAN OF OPERATION

Business Objective/Discretion of Management

Our business objective is to find and acquire or merge with a potential business that, in our opinion, offers us a profitable business with growth potential. Our Management's discretion in selecting a target company is unrestricted, and we may acquire or merge with any business whatsoever which, in the opinion of Management, meets that business objective. We are not limited to any industry, business or geographical region; indeed, we may effectuate a merger or acquisition with a target company located outside the United States. We recognize that as a result of competition and our limited financial, managerial and other resources, the number of suitable potential target companies which may be available to us will be extremely limited. In making a selection, we intend to seek long-term growth potential in the business which we acquire or with which we merge, rather than immediate, short-term earnings.

Single Acquisition or Merger

Because of the limited funds which we will raise, realistically we can only acquire or merge with a single company. We intend to make the acquisition or merger in such a manner that we will not become subject to the Investment Company Act. We will not have diversified investments, meaning that our success will depend entirely upon that single acquisition and merger, and we cannot offset losses against profits of another business.

Evaluation of Potential Target Companies

The analysis of potential target companies for acquisition or merger will be undertaken by Management, no member of which is a professional business analyst. Management is comprised of individuals of varying business experiences, and our officers and directors will rely on their own business judgment in formulating decisions as to the type of business that we may acquire or with which we may merge. It is quite possible that Management will not have any business experience or expertise in the type of business ultimately acquired. While
Management has the authority to hire consultants to assist it, at the present time Management has no intention of doing so, but will make the analyses of potential acquisition targets or merger partners and the selection of the target company to be presented to investors for the reconfirmation vote.

Evaluation Criteria

In doing the analyses of potential acquisition targets or merger partners and in making a selection of one, Management will utilize some or all of the evaluation criteria listed below; however, this listing is not inclusive, it does not imply that Management has expertise in evaluating such criteria, and Management may use other criteria. These criteria are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition or merger. (We expect that we will acquire or merge with only a single business.)

Among the criteria which Management may consider are:

     o    the target company's net worth;
     o    the target company's total assets;
     o    the target company's cash flow;
     o    the target company's profitability and/or profit prospects;
     o costs associated with effecting the merger or acquisition with the target company;
     o equity interest in and possible management participation in the target company;
     o    revenues, liabilities and financial condition of the target company;
     o growth potential of the target company and the industry in which it operates;
     o    experience   and  skill  of  the  target   company's   management  and
          availability of additional personnel of the target company;
     o    capital requirements of the target company;
     o    competitive position of the target company;
     o stage of development of the product, process or service of the target company;
     o degree of current or potential market acceptance of the product, process or service of the target company;
     o possible proprietary features and possible other protection of the product, process or service of target company; and
     o regulatory environment of the industry in which the target company operates.

The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular merger or acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management. No particular consideration may be given to any particular factor.

Evaluation Process

Although it is anticipated that locating and investigating specific business proposals will take at least several months, the time such process will take can by no means be predicted. However, such process cannot exceed, in any event, the 18-month time schedule set forth in Rule 419. See "Rule 419 and the Regulation of Blank Check Companies." The time and costs required to find and evaluate potential acquisition and merger prospects, including conducting due diligence reviews, and then to select a target company and to structure and consummate the acquisition of, or merger with, that target company (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be predicted with any degree of certainty.

We anticipate that we will make contact with business prospects primarily through the efforts of our directors, officers and shareholders, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of our limited financial resources. We anticipate that certain target company candidates may be brought to our attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation.

To date, we have not selected any particular industry or any target company in which to concentrate our merger or acquisition with a target company efforts. See "Risk Factors."

Tax Considerations

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of merger or acquisition with a target company. We will evaluate the possible tax consequences of any prospective merger or acquisition with a target company and will endeavor to structure the merger or acquisition with a target company so as to achieve the most favorable tax treatment to us, the target company and their respective shareholders. The IRS or other appropriate state tax authorities may attempt to recharacterize the tax treatment of a particular merger or acquisition with a target company. As a result there may be adverse tax consequences to us, the target company and their respective shareholders.

Form and Structure of Acquisition

Of the various methods and forms by which we may structure a transaction acquiring another business, Management is likely to use either a stock-for stock exchange with the shareholders of the target company, whereby the target company becomes our wholly-owned subsidiary, or a merger of the target company into us, where we are the survivor and the shareholders of the target company receive our shares.

If our securities are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in our Common Stock, of which there is no assurance, may depress the price of our Common Stock in such markets. Additionally, such issuance of additional securities by us would result in a decrease in the percentage of our issued and outstanding shares of Common Stock by the purchasers of the Units being offered by this Prospectus.

Our operations could be limited by the Investment Company Act of 1940. We will attempt to conduct our operations and structure any acquisition so as not to require registration under the Investment Company Act of 1940, but circumstances presently not foreseeable may make us subject to that Act.

There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a merger or acquisition with a target company or otherwise finance the operations of the target company. The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. We are uncertain that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in our best interest. Our inability to borrow funds for an additional infusion of capital into a target company may have material adverse effects on our financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a target company may have already incurred debt financing and, therefore, all the risks inherent thereto.

Because of our small size, our investors should carefully consider the business constraints on our ability to raise additional capital when needed. Until such time as any enterprise, product or service which we acquire generates revenues sufficient to cover operating costs, it is conceivable that we could find ourselves in a situation where we need additional funds in order to continue our operations. This need could arise at a time when we are unable to borrow funds and/or market acceptance for the sale of additional shares of our Common Stock does not exist.

If you invest, you are relying upon the business judgment of Management in connection with the proper expenditure of the funds raised in this offering and in our future operations. It is not expected that our shareholders will be consulted with respect to the expenditure of the proceeds of this offering or in connection with any acquisition engaged in by us, unless required by law.

Daily Operations

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision of whether or not to participate in a specific business opportunity; there is no current plan to hire employees on a full- time or part-time basis, although some portion of the borrowed working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we do not intend to have any employees or day- to-day operations. We are unable to make any estimate as to the future number of employees which may be necessary, if any, to work for us. If an existing business is acquired, it is possible that its existing staff would be hired by us. At the present time, it is the intention of Management to meet or be in telephone contact at least once a week and more frequently, if needed, to review business opportunities, evaluate potential Acquisition and otherwise operate our affairs. Except for reimbursement of reasonable expenses incurred on our behalf, Management will not be compensated for these services rendered on our behalf.


                             PROPERTY OF THE COMPANY

Except for the loaned office facilities, we have no property. We maintain our offices at 77 Memorial Highway, Atlantic Highlands, New Jersey in the offices of our founder, Olde Monmouth Capital Corp. Pursuant to an oral agreement with Olde Monmouth Capital Corp., which may be terminated by either party on 30 days prior written notice, we will use these offices and the office furniture, equipment and utilities on a rent and cost-free basis until such time as we consummate an acquisition of, or a merger with, a target company. We are a development stage company and currently have no employees other than our officers and directors. While we search for a target company to acquire or with which to merge, these premises will remain adequate. However, upon consummation of a merger or acquisition with a target company, these premises will likely become inadequate.


                                   MANAGEMENT

Directors and Executive Officers

          NAME                           AGE                 POSITION
          ----                           ---                 -------------

      Matthew Troster                     28                 President, Director
      Manuel E. Iglesias                  40                 Secretary, Director
      E. Terry Jaramillo                  54                 Treasurer, Director

Our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

Biographies for the directors and officers are as follows:

Matthew Troster is our President and one of our Directors. Matt received a Bachelor of Science degree in Economics and Finance from Fairleigh Dickinson University in 1995. Since then, he has been a Vice President and Director of Olde Monmouth Stock Transfer Co., Inc., a registered stock transfer agency, where he has executive and trust responsibilities. Matt has been President and a Director since our inception on March 6, 2000. Olde Monmouth Stock Transfer Co., Inc. is our transfer agent; the president of Olde Monmouth Stock Transfer Co., Inc. is John A. Troster, one of our founders and Matt's father.

Manuel E. Iglesias is our Secretary and one of our Directors. Manny has been the President of Capital International SBIC, Inc., an SBA-licensed Small Business Investment Company (SBIC), since June of 1998. From 1990 through October of 1998, he was a partner in the law firm, Merkin and Iglesias, P.A., in Miami, Florida. During that time, he also held the position of President of Microterra, Inc. from February of 1996 through September of 1997. In 1980, and continuing through 1982, Manny was a Political Appointee in the Reagan Administration. From 1983 through 1987, he served a special Presidential Commission for the Reagan Administration in the Caribbean Basin Initiative and during that period, he also served as Chairman of the Guatemala Committee. Mr. Iglesias received a Bachelor of Science degree in finance from Georgetown University in 1976, and in 1979, he received his J.D. from the Chicago University of Law in Chicago, Illinois. In 1982, he received an M.B.A. in management from the University of Chicago. Manny has been Secretary and a Director since our inception on March 6, 2000.

E. Terry Jaramillo is our Treasurer and one of our Directors. Terry was the Director of International Corporate Finance for Capital International Holdings, Inc. from September of 1997 to September, 1999. There, he oversaw and managed the company's credit and financial operations. Also, since September of 1997, has served as a General Partner and Chief Underwriter to Capital International SBIC, LP. From June of 1994 through September of 1997, Mr. Jaramillo served as Managing Director of AIBC Investment Services Corporation, an NASD member firm. Terry holds a Series 7 General Securities License and was a Registered Representative for AIBC and Capital International Securities Group, Inc. From 1989 to 1994 Terry was Senior Vice President and head of Corporate Finance for Bankest Capital Corp. and from 1987 to 1989 he was Vice President - Domestic Banking and Investment Banking for Pacific National Bank. From 1985 to 1987 he was Regional Vice President for Ensign Bank, from 1983 to 1985 he was Vice President and Area Manager for NCNB National Bank of Florida, from 1978 to 1983 he was Senior Credit Officer for Citibank/Citicorp, and from 1975 to 1978 he was Leasing Officer for Southeast Bank, N.A. Mr. Jaramillo holds an Airline Transport Pilot's License (F.A.A. 1971) and owned and operated his own 135 Certificate air carrier from 1969 to 1973. He also owned his own aircraft and equipment leasing company in partnership with Kentucky Fried Chicken of Florida from 1972 to 1975, which was sold to Southeast Bank, N.A.. He attended the University of South Carolina from 1966 to 1967, where he majored in electrical engineering, specializing in electronics. He then transferred to Miami-Dade Community College where he majored in Business. Following his graduation, he entered Florida International University as a Finance major and an Economics minor. Mr. Jaramillo has been Treasurer and a Director since our inception on March 6, 2000.

None of our officers or directors have been involved in any prior blank check company offerings. There are no agreements, arrangements or understandings between any of our officers and directors and anyone else pursuant to which other management is to be selected for a particular office or position.

There are no family relationships between any of our directors or officers. Matthew Troster, our President and a Director, is the son of John Troster, a shareholder and officer of Olde Monmouth Capital Corp., our founder. John Troster is also the President of Olde Monmouth Stock Transfer Co., Inc., our stock transfer agent.

We estimate that our Management will devote such time as they deem necessary to our activities, although we do not expect them to devote more than the hours per week to Company matters. It is anticipated that Matthew Troster will spend a significant amount of his devoted time to the administration of our operations including our efforts in seeking acquisition candidates and consummating a merger or acquisition with a target company. Although presently Management does not intent to engage outside consultants, Management has the authority to and could, engage outside consultants and professionals on an as needed basis. As of August 31, 2000 we have not entered into any agreement or contract with any outside consultant or advisor; nor, do we intend to enter into any such consulting agreements, except with our law firm.

Compensation

No officer or director presently receives a salary. It is not anticipated that any director or officer will receive any salary, wage or other compensation or remuneration pending consummation of a merger or acquisition with a target company. However, directors and/or officers will receive expense reimbursement for expenses reasonably incurred on our behalf, including in the offering of Units.


                              CONFLICTS OF INTEREST

Our proposed business, of locating a suitable business to acquire or with which to merge, raises potential conflicts of interest between us, our officers and directors and our principal shareholder. Messrs. Iglesias and Jaramillo are executive managers of a Small Business Investment Company ("SBIC") and as such may be engaged for clients of the SBIC in searching for acquisitions or merger partners. Although our officers, directors and principal shareholder are not presently affiliated with any other blank check company, they may in the future be so affiliated as organizers, officers, directors or shareholders. He engaged in various other business activities including, but not limited to, the organization of other companies or "blank check" companies. If and when a registration statement is filed by any such other blank check company, and that registration statement is declared effective, that company will be competing directly with us for acquisition or merger target companies. To the extent that more than one additional blank check company is organized, it would increase the competitive environment in which we must operate while presenting our affected officers, directors and shareholder with the dilemma of which blank check company to present with any acquisition or merger opportunity.

To resolve this dilemma, we have adopted a program, which has been orally agreed to by our officers, directors and principal shareholder, that all merger and acquisition opportunities of which they become aware must be offered to the blank check companies in the order in which their public offerings were closed. If the merger or acquisition target company rejects the earliest blank check company for any reason, the opportunity would be offered to the next-in-time blank check company, with the process continuing until the target company accepts the blank check company. Likewise, if the earliest blank check company rejects the opportunity for any reason, the opportunity would be offered to the next-in-time blank check company, with the process continuing until a blank check company accepts the opportunity.


                      DESCRIPTION OF OUR CAPITAL STRUCTURE

Our authorized capital structure consists of Preferred Stock, par value $0.001 per share; Units, each consisting of 10 shares of Common Stock, 10 "A" Common Stock Purchase Warrants and 10 "B" Common Stock Purchase Warrants; Common Stock, par value $0.001 per share; and Common Stock Purchase Warrants. The authorized classes, and the amount or number of each which are authorized and outstanding as of the date of this Prospectus are as follows:

Security                                 Authorized     Issued and outstanding

Preferred Stock                          10,000,000             -0-

Units                                        40,000             -0-

Common Stock                            100,000,000        538,000

"A" Common Stock Purchase Warrants        1,000,000             -0-

"B" Common Stock Purchase Warrants        1,000,000             -0-

The descriptions of each of these securities is as follows:

Preferred Stock The 10,000,000 shares of authorized Preferred Stock, having a par value of $.001 per share, are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a "series" of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series. The Board of Directors, without any action by our shareholders, is authorized to designate and issue shares of Preferred Stock in such series as it deems appropriate and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of shares of Preferred Stock that may be issued may be superior to the rights granted to the holders of the then outstanding shares of Common Stock. The ability of the Board of Directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal regarding the Company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of Common Stock.

To date, the Board of Directors has not designated any series and there are no present plans to designate a series.

Units. There are 40,000 Units being offered in this Offering each Unit consisting of 10 Shares of Common Stock; 25 "A" Common Stock Purchase Warrants and 25 "B" Common Stock Purchase Warrants. No Unit certificates will be issued; only the constituent securities will be issued. Each of these is described below.

Common Stock Our authorized common equity consists of One Hundred (100,000,000) shares of a single class of Common Stock, having a par value of $0.001 per share. There are 538,000 shares issued and outstanding. The holders of our Common Stock (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to shareholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. The Common Stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

Common Stock Purchase Warrants The Common Stock Purchase Warrants included in the Units are as follows:

"A"Common Stock Purchase Warrants: Each "A" Common Stock Purchase Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $.25, exercisable for a period of six months after the effective date of the post-effective amendment describing the proposed merger with, or acquisition of, a target company.

"B" Common Stock Purchase Warrants: Each "B" Common Stock Purchase Warrant entitles the holder to purchase one share of Common Stock at exercise price of $.50, exercisable for a period of twelve months after the effective date of the post-effective amendment describing the proposed merger with, or acquisition of, a target company.

Dividend Policy We are newly organized, have no business operations, have had no earnings, and have not paid any dividends on our Common Stock. We do not anticipate that any dividends will be paid in the foreseeable future. Whether or not dividends are paid following any merger with, or acquisition of a target company will be determined by our then Board of Directors considering the conditions then existing, including our earnings, financial condition, capital requirements and other factors.


                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 31, 2000 and as adjusted to reflect the sale of the Units offered hereby, by (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock; (ii) each of our officers and directors; and (iii) all directors and officers as a group.

                                                    Percentage of        Percentage of
Name and Address of                     Number of    Ownership            Ownership
Beneficial Owner                        Shares       before offering(1)   after offering(2)
---------- -----                        ------       ---------------      --------------

Olde Monmouth Capital Corp.              500,000         92.9%               53.3%
77 Memorial Highway, Suite 101
Atlantic Highlands, NJ 07716

Law Office of Andrea Cataneo, Ltd.        35,000          6.5%                3.7%
12 S. Third Avenue
Mine Hill, New Jersey 07803

Matthew Troster                            1,000           .19%                .10%
77 Memorial Highway, Suite 101
Atlantic Highlands, NJ 07716

Manuel E. Iglesias                         1,000           .19%                .10%
12300 Old Cutler Road
Miami, Florida   33156

E. Terry Jaramillo                         1,000           .19%                .10%
550 Vittorio Avenue
Coral Gables, Florida

All Officers and Directors                 3,000           .56%                .32%
Directors as a Group (3 persons)

----------------------------------------
(1) Based upon 538,000 shares issued and outstanding. (See "Organization and Certain Transactions")
(2) Assuming the sale of all 40,000 Units (400,000 shares of Common Stock) being offered, bringing the total number of issued and outstanding shares to 938,000. Does not include shares of Common Stock issuable upon exercise of the "A" Common Stock Purchase Warrants or the "B" Common Stock Purchase Warrants.

All of the above-listed shares were issued without registration under the Securities Act of 1933 and as such are "restricted securities" which are restricted as to sale or other disposition. None of these shares would normally be available for resale pursuant to Rule 144 of the Act until at least April 1, 2001. However, the founder has entered into a "Standstill Agreement" and has agreed that the one year holding period for purposes of Rule 144 will not be deemed to begin until the date on which an acquisition of, or a merger with, a target company has occurred.


                              PLAN OF DISTRIBUTION

We are offering a minimum of 24,000 and a maximum of 40,000 Units at the purchase price of $1.00 per Unit on a "best efforts, "mini maxi" basis. "Best efforts" means that we will try to sell as many Units as possible during the offering period. "Mini-maxi" means that we must sell a minimum of 24,000 Units in order for us to close the offering and retain the proceeds (in escrow), but we can sell up to a total of 40,000 Units. If the minimum number of Units are not sold during the Offering Period, the proceeds received will be promptly returned to investors with interest. We may reallocate or reject any offers to purchase, in whole or in part. Moreover, our directors, officers and principals may purchase Units on the same terms and conditions as all other investors; provided, however, that any such Units will not be included in calculating whether the minimum number of Units have been sold and any Units so purchased will be acquired for investment and not with an intention to resell such Units shortly thereafter. Units purchased by our existing shareholders and their affiliates (other than our officers and directors) will be included in determining whether the minimum offering requirement has been satisfied.

Unless all of the Units are sold earlier or we decide to terminate this offering sooner, this offering will end on January 31, 2001, which is the initial offering period. However, at our discretion, we may extend the offering for an additional ninety (90) days, to April 30, 2001, which is the extended offering period.

The Units will be offered and sold only to residents in the states of Florida, New Jersey and New York. All Units will be sold by our officers and directors, who will not receive any compensation or commissions with respect to such offers and sales.

We are conducting the Offering as a blank check offering subject to the provisions of Rule 419. However, until the earlier to occur of (i) the sale of at least 24,000 Units or (ii) the expiration of the Offering Period, the Escrow Agent will maintain all proceeds in an escrow account pursuant to the requirements of Rule 419. If at least 24,000 Units (exclusive of Units, if any, acquired by our officers and directors), are not sold during the Offering Period, the proceeds therefrom will be returned to the investors with interest. At such time as at least 24,000 Units (exclusive of Units, if any, acquired by our officers or directors) are sold during the Offering Period, the proceeds from such sale, as well as the proceeds from the sale of up to an additional 10,000 Units will then continue to be deposited and held in the escrow account pursuant to the provisions of Rule 419. See "Rule 419 and the Regulation of Blank Check Companies"

All of the funds received by us with respect to the Units that may be sold will be deposited and maintained in the escrow account with Summit Bank. Share certificates and warrant certificates will be issued to purchasers only if at least 24,000 Units are sold by us (no Unit certificates will be issued); after the sale of at least 24,000 Units, all shares and warrants contained in the Units sold will be held in escrow in accordance with the provisions of Rule 419.

Method of Subscribing

Prospective investors should make their checks payable to "Summit Bank, Escrow Agent" and send the checks and subscription agreements to us. We will record all investments and send the checks to Summit Bank which, as the Escrow Agent, will hold the funds in the escrow account. Subscriptions may not be withdrawn once made except in accordance with applicable law. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding tender of payment and to withdraw this Offering at any time prior to acceptance by us of the subscriptions received.


                      ORGANIZATION AND CERTAIN TRANSACTIONS

We were formed under the laws of the State of Nevada on March 6, 2000. On April 1, 2000, we issued 500,000 shares of Common Stock to our founder, Olde Monmouth Capital Corp. for a cash investment of $10,000 or $.02 per share. Also on that date, we issued 1,000 shares of Common Stock. At the same price of $.02 per share, to each of our officers, Matthew Troster, President, Manuel Iglesias, Secretary, and E. Terry Jaramillo, Treasurer, to secure their management services. Also on April 1, 2000 we issued 35,000 shares of Common Stock at the same price to the Law Office of Andrea Cataneo, Ltd. in partial payment for that firm's legal services.


                                 INDEMNIFICATION

Nevada Corporation Law

Section 78.7502 of the Nevada General Corporation Law contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney's fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein. Section 78.751 provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 78.752 authorizes the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502.

Under Section 78.751(e) the indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By- Laws of our Company otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled indemnification or advancement of expenses or both in view of all the relevant circumstances.

Articles of Incorporation and By-Laws

Our Articles of Incorporation and By-Laws empower us to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company is such capacities in any other enterprise to the full extent permitted by the laws of the State of Nevada.

Indemnity Agreements

To induce and encourage highly experienced and capable persons to serve as directors and officers, our Company has entered into an Indemnity Agreement with each director and officer presently serving the Company and will provide the same agreement to future directors and officers as well as certain agents and employees. The Agreement provides that we shall indemnify the director and/or officer, or other person, when he or she is a party to, or threatened to be made a party to, a proceeding by, or in the name of, the Company. Expenses incurred by the indemnified person in any proceeding are to be paid to the fullest extent permitted by applicable law. The Agreement may at some time require the Company to pay out funds which might otherwise be utilized to further the Company's business objectives, thereby reducing our ability to carry out our projected business plans.

SEC Position on Indemnification for Security Act Liability

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Officers and Directors Liability Insurance

At present, we do not maintain Officers and Directors Liability Insurance and we have no present plans to obtain such insurance.


                        LITIGATION AND LEGAL PROCEEDINGS

We know of no litigation pending, threatened or contemplated, or unsatisfied judgements against us, or any proceedings in which we are a party. We know of no legal actions pending or threatened or judgements entered against our officers and directors in their capacity as such.


                             REPORTS TO SHAREHOLDERS

As of the effective date of the Registration Statement of which this Prospectus is a part, we became a reporting company under the Securities Exchange Act of 1934 and will be subject to the periodic reporting requirements of that Act. We will continue to file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed the Registration Statement including this Prospectus and, will file future documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which are publicly available through the SEC's Internet World Wide Web site (http://www.sec.gov).

We intend to furnish to our shareholders, after the close of each fiscal year, an annual report containing audited financial statements examined and reported upon by an independent certified public accountant relating to our operations. In addition, we may furnish to our shareholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.


                                     COUNSEL

An opinion as to the validity of the securities offered hereby has been passed upon for Arcturus Ventures, Inc. by the Law Office of Andrea Cataneo, Ltd., located at 81 Meadowbrook Road, Randolph, New Jersey 07869. As part of that firm's compensation as legal counsel, 35,000 shares of Common Stock were issued to it on April 1, 2000 at the price of $ .02 per share.

                                     EXPERTS

Michael G. Seneca, C.P.A., our independent accountant and auditor, has conducted the audit of our financial statements for the period ended August 31, 2000. We have included our audited financial statements for the period from our inception, March 6, 2000, through August 31, 2000, in this filing in reliance on the report of that firm and upon the authority of that firm as expert in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a Registration Statement on Form SB- 2 to register the offer and sale of the Units, the shares of Common Stock and Common Stock Purchase Warrants constituting the Units, and the shares of Common Stock underlying the Warrants. This Prospectus is part of that Registration Statement, and, as permitted by the SEC's rules, does not contain all of the information in the Registration Statement. For further information about us and the securities offered under this Prospectus, you may refer to the Registration Statement and to the exhibits and schedules filed as a part of this Registration Statement. You can review the Registration Statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Registration Statement is also available electronically on the World Wide Web at http://www.sec.gov

We will also be filing periodic reports electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which will also be publicly available through the SEC's Internet World Wide Web site.

You may also call or write us with any questions you may have. We will be pleased to discuss any aspect of our business plan and this offering.

                             ARCTURUS VENTURES, INC.
                              FINANCIAL STATEMENTS
                              FOR THE PERIOD ENDED

                                 AUGUST 31, 2000

                             ARCTURUS VENTURES, INC.

                                TABLE OF CONTENTS

                                 AUGUST 31, 2000

Independent Auditors Report

                                                                      EXHIBITS

Financial Statements:

   Balance Sheet                                                         A



Notes to Financial Statements

                               MICHAEL G. SENECA
                          CERTIFIED PUBLIC ACCOUNTANT
                                7448 Amboy Road
                         Staten island, New York 10307

MEMBER:   AICPA                                        TEL:  (718) 356-4400
          NYSSCPA                                      FAX:  (718) 356-4500
          NJSSCPA

                                            Independent Auditors Report

To The Shareholders of Arcturus Ventures, Inc.

I have audited the accompanying balance sheet of Arcturus Ventures, Inc. as of August 31, 2000 (from inception) for the six month period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arcturus Ventures, Inc. as of August 31, 2000 in conformity with generally accepted accounting principles.

Michael G. Seneca
Certified Public Accountant

September 2, 2000

                                                                       EXHIBIT A

                             ARCTURUS VENTURES, INC.
                                  BALANCE SHEET

                                                  AUGUST 31, 2000

                                                      ASSETS

Current Assets:

   CASH IN BANK                                     $ 5,000
                                                    -------

TOTAL CURRENT ASSETS                                $ 5,000

OTHER ASSETS:

   INTANGIBLE ASSETS                                $ 5,000
                                                    -------

TOTAL OTHER ASSETS                                  $ 5,000
                                                    -------

TOTAL ASSETS                                        $10,000
                                                    =======



                              STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
 Capital stock: 100,000,000 shares common
 stock authorized 538,000 issued and
 outstanding; 10,000,000 shares preferred
 stock authorized, none outstanding                    538

 PAID-IN CAPITAL                                     9,462
                                                    ------
TOTAL STOCKHOLDERS' EQUITY                          10,000
                                                    ------


TOTAL STOCKHOLDERS' EQUITY                        $ 10,000
                                                  ========



   The accompanying notes are an integral part of these financial statements.
                        See Independent Auditors Report.

                             ARCTURUS VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE A - ORGANIZATION

     Arcturus Ventures, Inc. (the "Company") was incorporated in the state of Nevada on March 6, 2000 with its main office located at 77 Memorial Parkway Atlantic Highlands, New Jersey.



NOTE B - SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPAL BUSINESS ACTIVITY

     Arcturus Ventures, Inc. was formed for the sole purpose of operating as an acquisition company, and has elected to have a fiscal year ending the thirty-first day of December.

     INTANGIBLE ASSETS

     Intangible assets consist of start up costs in connection with forming the Company. There costs are to be amortized over a period of sixty months as per guidelines established by generally accepted accounting principles.

                                     Part II

ITEM 24 :   INDEMNIFICATION


Nevada Corporation Law

Section 78.7502 of the Nevada General Corporation Law contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney's fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein. Section 78.751 provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 78.752 authorizes the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502.

Under Section 78.751(e) the indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-Laws of our Company otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled indemnification or advancement of expenses or both in view of all the relevant circumstances.

Articles of Incorporation and By-Laws

Our Articles of Incorporation and By-Laws empower us to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company is such capacities in any other enterprise to the full extent permitted by the laws of the State of Nevada.

Indemnity Agreements

To induce and encourage highly experienced and capable persons to serve as directors and officers, our Company has entered into an Indemnity Agreement with each director and officer presently serving the Company and will provide the same agreement to future directors and officers as well as certain agents and employees. The Agreement provides that we shall indemnify the director and/or officer, or other person, when he or she is a party to, or threatened to be made a party to, a proceeding by, or in the name of, the Company. Expenses incurred by the indemnified person in any proceeding are to be paid to the fullest extent permitted by applicable law. The Agreement may at some time require the Company to pay out funds which might otherwise be utilized to further the Company's business objectives, thereby reducing our ability to carry out our projected business plans.

SEC Position on Indemnification for Security Act Liability

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Officers and Directors Liability Insurance

At present, we do not maintain Officers and Directors Liability Insurance and, because of the anticipated cost of such insurance, we have no present plans to obtain such insurance.


ITEM 25: Other Expense of Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

                                        Minimum(1)            Maximum(1)
EDGAR Formatting Fee                     7,500(2)              7,500(2)
Escrow Fee                                 500                   500
Blue Sky                                 1,600                 1,600

CUSIP Assignment Fee                       150                  150

Accounting                               2,500                2,500
Printing and Engraving                     750                  750
SEC Registration Fee                       158                  158

TOTAL EXPENSES                          13,158               13,158


(1) To the extent that we are required to return proceeds of up to 20% in interest of the subscribers electing not to reconfirm their investment, we will have up to approximately $4,800 less if the minimum number of Units are sold and $8,000 less if the maximum number of Units are sold to apply towards the expenses of effecting a merger or acquisition with a target company. Such fees will likely include travel expenses associated with evaluating and closing the merger or acquisition with a selected target company. Olde Monmouth Capital Corp. will advance or loan money to Arcturus Ventures, Inc. to cover such expenses, and will be reimbursed from the proceeds of this Offering.

(2) Our out of pocket expense, except for legal fees owed, will consist of fees associated with the Commission's EDGAR filing requirements. These expenses are expected to be incurred if and when a post effective amendment is filed.


ITEM 26:   RECENT SALES OF UNREGISTERED SECURITIES

We were formed under the laws of the State of Nevada on March 6, 2000. On April 1, 2000, we issued 500,000 shares of Common Stock to our founder, Olde Monmouth Capital Corp. for a $10,000 cash investment, or $.02 per share. Also on that date, we issued 1,000 shares of Common Stock at the same price to each of our officers to secure their management services: Matthew Troster, President; Manuel Iglesias, Secretary; and and E. Terry Jaramillo, Treasurer; and we issued 35,000 shares of Common Stock also at the same price to the Law Office of Andrea Cataneo, Ltd. in partial payment for that firm's legal services. We consider these issuance to be exempt from registration by reason of Section 4(2) of the Securities Act.


ITEM 27:    EXHIBITS

3.1       Articles  of  Incorporation for Arcturus Ventures, Inc.
3.2       By-Laws of Arcturus Ventures, Inc.
4.1      Warrant Agreement
4.2      "A" Warrant certificate
4.3      "B" Warrant certificate
10.1     Indemnification Agreement with Matthew Troster
10.2     Indemnification Agreement with Manuel E. Iglesias
10.3     Indemnification Agreement with E. Terry Jaramillo
10.4     Standstill Agreement
10.5     Loan Agreement with Olde Monmouth Capital Corp.

23       Consent of Auditor
27       Financial Data Schedule

ITEM 28:    UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Articles of Incorporation, or By-Laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Atlantic Highlands, State of New Jersey on October 17, 2000

ARCTURUS VENTURES. INC. (Registrant)


/s/ Matthew Troster
--------------------
By Matthew Troster, President


and


/s/ E. Terry Jaramillo
----------------------
E. Terry Jaramillo, CFO

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons who represent a majority of our Board of Directors.


/s/ E. Terry Jaramillo
-----------------------
E. Terry Jaramillo, Director



/s/ Manuel E. Iglesias
-----------------------
Manuel E. Iglesias, Director